EXHIBIT 24.2

                  ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE
                            AND SAVINGS PLAN

                  ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE
                   AND SAVINGS PLAN (FOR EMPLOYEES COVERED BY A
                         COLLECTIVE BARGAINING AGREEMENT)

                  ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE
                    AND SAVINGS PLAN (FOR CERTAIN EMPLOYEES OF
                   CAMPBELL-TAGGART, INC. AND ITS SUBSIDIARIES)

                                  POWER OF ATTORNEY

     The undersigned are the members of each of the Administrative Committees of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan, the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Employees Covered by a Collective Bargaining Agreement) and the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Employees of Campbell-Taggart, Inc. and its subsidiaries). Each of the undersigned hereby appoints August A. Busch III, Jerry E. Ritter and JoBeth G. Brown, and each of them acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable Anheuser-Busch Companies, Inc. (the "Company") to comply with the Securities and Exchange Commission in respect thereof, in connection with (a) the proposed amendment to Registration Statement No. 33-39715 on Form S-8 for 5,000,000 shares of the common stock of the Company for issuance under the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan; (b) the proposed amendment to Registration Statement No. 33-39714 on Form S-8 for 5,000,000 shares of the common stock of the Company for issuance under the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Employees Covered by a Collective Bargaining Agreement); (c) the proposed amendment to the existing registration statement on Form S-8 for the issuance of shares of common stock of the Company under the Anheuser-Busch Deferred Income
Stock Purchase and Savings Plan (For Hourly Employees of Busch Entertainment Corporation); and (d) the proposed registration under said Act pursuant to a Registration Statement on Form S-8 of 1,000,000 shares of the comon stock of the Company for issuance under the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Employees of Campbell-Taggart, Inc. and its subsidiaries); this authorization to include the authority to sign the name of each of the undersigned in the capacities indicated below to the said proposed Registration Statement or amendments to be filed with the Securities and Exchange Commission in respect of said securities, and to any amendments to said Registration Statement or any other Registration Statement previously filed in connection with any of said Plans.


     IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of May 6, 1994.



           ALBERT R. WUNDERLICH                   JOBETH G. BROWN
           Albert R. Wunderlich                   JoBeth G. Brown
             Committee Member                     Committee Member


            WILLIAM L. RAMMES                    JACQUELYN G. JOHNSON
            William L. Rammes                    Jacquelyn G. Johnson
            Committee Member                       Committee Member